UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) May 24, 2012


                            INDEPENDENCE ENERGY CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                      000-54323                  20-3866475
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

3020 Old Ranch Parkway, Suite 300, Seal Beach, CA                   90740
   (Address of principal executive offices)                      (Zip Code)

                                 (562) 799-5588
              (Registrant's telephone number, including area code)

                                       n/a
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On May 24, 2012 Independence Energy Corp. (the "Company") entered into a financing agreement (the "Financing Agreement") with one investor pursuant to which, the investor will make available of up to $1,000,000 by way of advances until May 24, 2013 (the "Completion Date") in accordance with the terms of the Financing Agreement. The Completion Date may be extended for an additional term of up to twelve months at the option of the Company or the investor upon written notice on or before the Completion Date in accordance with the notice provisions of the Financing Agreement.

Upon receipt of an advance from the investor under the terms of the Financing Agreement, the Company will issue to the investor that number of shares of the Company at a price equal 90% of the average of the closing price of the Company's common stock, for the five (5) Banking Days immediately preceding the date of the advance.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1  Form of Financing Agreement

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE ENERGY CORP.


/s/ Gregory C. Rotelli
----------------------------------
Gregory C. Rotelli
President and Director
Date: May 24, 2012

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